Exhibit 3.12

AMENDED

AND

RESTATED

BY-LAWS

OF

ESSEX INTERNATIONAL INC.

1.                                       MEETINGS OF STOCKHOLDERS.

1.1                                 Annual Meeting.  The annual meeting of stockholders shall be held at such date, time and place, in or outside of Delaware, as determined by the board of directors (the “Board”).

1.2                                 Special Meetings.  Special meetings of the stockholders may be called by resolution of the Board or the chairman and shall be called by the chairman or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares entitled to vote.  Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.  Special meetings may be held in or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting.

1.3                                 Notice of Meetings; Waiver of Notice.  Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required under section 1.4 or by law.  Each notice of a meeting shall be given, personally or by mail, not fewer than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called.  If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation’s records.  The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

1.4                                 Quorum.  At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business.  In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present.  At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called.  No notice of an adjourned meeting need be given, if the time and place are announced at the meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to section 1.4.

1.5                                 Voting; Proxies.  Each stockholder of record shall be entitled to one vote for each share registered in his name.  Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by section 1.7.  Directors shall be elected in the manner provided in section 2.1.  Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the chairman of the meeting.  Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy.  No proxy shall be valid after three years from its date, unless it provides otherwise.

1.6                                 List of Stockholders.  Not fewer than 10 days prior to the date of any meeting of stockholders, the secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name.  For a period of not fewer than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting.  During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held.  The list shall also be available for inspection by stockholders at the time and place of the meeting.

1.7                                 Action by Consent Without a Meeting.  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting.  Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

2.                                       BOARD OF DIRECTORS.

2.1                                 Number, Qualification, Election and Term of Directors.  The business of the Corporation shall be managed by the entire Board, which initially shall consist of three directors.  The number of directors may be changed by resolution of a majority of the Board or by the stockholders, but no decrease may shorten the term of any incumbent director.  Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of section 2.9.  As used in these by-laws, the term “entire Board” means the total number of directors the Corporation would have, if there were no vacancies on the Board.

2.2                                 Quorum and Manner of Acting.  A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in section 2.10.  Action of the Board shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these by-laws.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

2.3                                 Place of Meetings.  Meetings of the Board may be held in or outside Delaware.

2.4                                 Annual and Regular Meetings.  Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in section 2.6.  Regular meetings of the Board may be held without notice at such times and places as the Board determines.  If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

2.5                                 Special Meetings.  Special meetings of the Board may be called by the chairman or by a majority of the directors.

2.6                                 Notice of Meetings; Waiver of Notice.  Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting.  Notice of a special meeting also shall state the purpose or purposes for which the meeting is called.  Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.7                                 Board or Committee Action Without a Meeting.  Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.

2.8                                 Participation in Board or Committee Meetings by Conference Telephone.  Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at the meeting.

2.9                                 Resignation and Removal of Directors.  Any director may resign at any time by delivering his resignation in writing to the chairman or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.  Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

2.10                           Vacancies.  Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

2.11                           Compensation.  Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties.  A director also may be paid for serving the Corporation or its affiliates or subsidiaries in other capacities.

3.                                       COMMITTEES.

3.1                                 Executive Committee.  The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee of one or more directors, which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the General Corporation Law of Delaware or any other applicable law.  The members of the executive committee shall serve at the pleasure of the Board.  All action of the executive committee shall be reported to the Board at its next meeting.

3.2                                 Other Committees.  The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines.

3.3                                 Rules Applicable to Committees.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In case of the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member.  All action of a committee shall be reported to the Board at its next meeting.  Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.                                       OFFICERS.

4.1                                 Number; Security.  The executive officers of the Corporation shall be a chairman, a chief executive officer, a president, a secretary and a treasurer.  The Board may also appoint one or more vice-presidents with such powers and duties as the Board determines.  Any two or more offices may be held by the same person.  The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

4.2                                 Election; Term of Office.  The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of section 4.4.

4.3                                 Subordinate Officers.  The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines.  The Board may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

4.4                                 Resignation and Removal of Officers.  Any officer may resign at any time by delivering his resignation in writing to the chairman or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.  Any officer elected or appointed by the

Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the chairman.

4.5                                 Vacancies.  A vacancy in any office may be filled for the unexpired term in the manner prescribed in sections 4.2 and 4.3 for election or appointment to the office.

4.6                                 The Chairman.  Subject to the control of the Board, the Chairman shall have general supervision over the business of the Corporation and shall have such other powers and duties as the Board assigns to him.

4.7                                 The Chief Executive Officer.  The chief executive officer shall be the chief executive officer of the Corporation and shall have such other powers and duties as the Board or the chairman assigns to him.

4.8                                 The President.  The president shall be the chief operating officer of the Corporation and shall have such other powers and duties as the Board or the chairman assigns to him.

4.9                                 The Treasurer.  The treasurer shall be the chief financial officer of the Corporation and shall be in charge of the Corporation’s books and accounts.  Subject to the control of the Board, he shall have such other powers and duties as the Board or the chairman assigns to him.

4.10                           The Secretary.  The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, shall be responsible for giving notice of all meetings of stockholders and the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it.  Subject to the control of the Board, he shall have such powers and duties as the Board or the chairman assigns to him.  In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

4.11                           Salaries.  The Board may fix the officers’ salaries, if any, or it may authorize the chairman to fix the salary of any other officer.

5.                                       SHARES.

5.1                                 Certificates.  The Corporation’s shares shall be represented by certificates in the form approved by the Board.  Each certificate shall be signed by the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the Corporation’s seal or a facsimile of the seal.  Any or all of the signatures on the certificate may be a facsimile.

5.2                                 Transfers.  Shares shall be transferable only on the Corporation’s books, upon surrender of the certificate for the shares, properly endorsed.  The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

5.3                                 Determination of Stockholders of Record.  The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action.  The record date may not be more than 60 or fewer than 10 days before the date of the meeting or more than 60 days before any other action.

6.                                       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

6.1                                 Action Against Party Because of Corporate Position.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and disbursements, inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2                                 Action by or in the Right of Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and disbursements, inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of competent jurisdiction (the “Court”) in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

6.3                                 Reimbursement If Successful.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 or 6.2, or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees and disbursements, inclusive of any appeal) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful (on the merits or otherwise) on any other claim, issue or matter in any such claim, action, suit or proceeding.

6.4                                 Authorization.  Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

6.5                                 Advanced Reimbursement.  Expenses (including attorneys’ fees and disbursements, inclusive of any appeal) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

6.6                                 Indemnification Not Exclusive.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of the Amended and Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  Where such other provision provides broader rights of indemnification than these By-laws, said other provision shall control.

6.7                                 Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

7.                                       MISCELLANEOUS.

7.1                                 Seal.  The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation’s name and the year and state in which it was incorporated.

7.2                                 Fiscal Year.  The Board may determine the Corporation’s fiscal year.  Until changed by the Board, the last day of the Corporation’s fiscal year shall be December 31.

7.3                                 Voting of Shares in Other Corporations.  Shares in other corporations held by the Corporation may be represented and voted by an officer of this Corporation or by a proxy or proxies appointed by one of them.  The Board may, however, appoint some other person to vote the shares.

7.4                                 Amendments.  By-laws may be amended, repealed or adopted by the stockholders.